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                   Consent of the Independent Public Accountants



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 16, 1998 included in Equity Residential Properties Trust's Form 8-K (No. 001-12252) dated July 23, 1998.


Arthur Andersen LLP

Atlanta, Georgia
October 26, 1998